Exhibit 99.1

Contacts:
Foundry Networks Chief Financial Officer Dan Fairfax 408.207.1700 dfairfax@foundrynet.com	Foundry Networks Treasurer Michael Iburg 408.207.1305 miburg@foundrynet.com	FD Investor Relations Brendan Lahiff 415.293.4425 brendan.lahiff@fd.com
FOUNDRY NETWORKS REPORTS PRELIMINARY
FIRST QUARTER 2008 RESULTS
     SANTA CLARA, Calif. — April 11, 2008 — Foundry Networks®, Inc. (Nasdaq: FDRY), a performance and total solutions leader for end-to-end switching and routing, today announced preliminary results for its first quarter ended March 31, 2008.
     Foundry’s revenue for the first quarter of 2008 is expected to range between $148.0 million and $150.0 million, compared to $135.8 million in the first quarter of 2007. GAAP net income is expected to range between $13.0 million and $14.0 million, or $0.08 and $0.09 per diluted share including approximately $8.5 million of tax-effected stock-based compensation, compared to $9.1 million or $0.06 per diluted share in the first quarter 2007, including $5.8 million of tax-effected stock-based compensation.
     “Entering the quarter we expressed our view that Foundry would experience typical seasonality, however during the first quarter a more challenging macroeconomic environment evolved from the financial market crises which we believe led some customers to delay their purchase decisions,” said Bobby Johnson, President and CEO of Foundry Networks. “While business activity remained robust, order closure rates in most geographies fell below our expectations. We believe the recent investments we’ve made in our sales organization have strengthened our capabilities and together with our strong product portfolio will have a potentially positive impact particularly as the macroeconomic environment becomes more settled.”

Conference Call
     The Company will provide additional financial and operating details for the first quarter 2008, as well as qualitative outlook for the second quarter, in conjunction with its regularly scheduled earnings announcement on Thursday, April 24, 2008 at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.
About Foundry Networks
Foundry Networks, Inc. (NASDAQ: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions, including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, metro and core routers. Foundry’s customers include the world’s premier ISPs, metro service providers, and enterprises, including e-commerce sites, universities, entertainment, health and wellness, government, financial and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynet.com.
Forward-Looking Statements
This press release contains forward-looking statements, as defined under federal securities laws. These forward-looking statements include management’s statements regarding delayed customer purchase decisions and our positive expectations concerning our business and that the macroeconomic environment will improve. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. These risks include the risk that (i) our final first quarter results could vary from the preliminary results announced today as we finalize our procedures with respect to the quarter; (ii) certain order opportunities may be cancelled or lost rather than delayed; (iii) the macroeconomic environment may remain challenging and unsettled and as a result, our investments in our sales organization and product portfolio will not have a positive impact; and (iv) the weak economic and market conditions may adversely affect our revenue, gross margins and expenses. These risks also include those risks and uncertainties included under the captions “Risk Factors” in Foundry’s Annual Report on Form 10-K for the year ended December 31, 2007, which is on file with the SEC and is available on Foundry’s investor relations website at http://www.foundrynet.com/company/ir/ir-sec and on the SEC website at www.sec.gov.